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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-211836 and 333-213520), Form S-4 (No. 333-101304) and Form S-8 (Nos. 333-58922, 333-61573, 333-72014, 333-85383, 333-87810, 333-100114, 333-100115, 333-106487, 333-111131, 333-146431, 333-153661, 333-165123, 333-167428, 333-196956, 333-209825, and 333-209864) of Activision Blizzard, Inc. of our report dated February 28, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 28, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM